UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 25, 2011

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34991 (Commission File Number)	20-3701075 (IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Targa Resources Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated May 25, 2011 (filed with the Securities and Exchange Commission on May 27, 2011) solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its Annual Meeting of Stockholders, as to the frequency with which it expects to request a stockholder vote on the compensation of executives in future annual meeting proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives. This Amendment No.1 does not otherwise revise the May 25, 2011 Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 25, 2011, the Company’s stockholders voted on, among other things, a non-binding advisory proposal concerning the frequency of future non-binding advisory votes on executive compensation. As reported in the Company's Current Report on Form 8-K dated May 25, 2011, at the meeting, consistent with the Company's Board of Directors' recommendation, stockholders cast the highest number of votes for a triennial (every three years) frequency instead of a biennial (every two years) or annual frequency. In light of this vote and other factors, the Company's Board of Directors has determined that the Company will hold a triennial non-binding advisory vote on executive compensation.  Accordingly, the Company will request an advisory vote on executive compensation every three years in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate this determination in connection with its next stockholder non-binding advisory vote regarding the frequency of future non-binding advisory votes on executive compensation.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of At 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: September 19, 2011	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer